UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

Effective as of March 30, 2006, Musician’s Friend, Inc. (“Musician’s Friend”), a subsidiary of Guitar Center, Inc. (the “Company”), executed a Lease Agreement with Panattoni Development Company, LLC, as landlord.  The lease relates to a property that will serve as a new distribution center for Musician’s Friend, and will have a capacity that significantly exceeds the capacity of its current distribution center.  The property subject to the lease is located in Kansas City, Missouri, and the building to be constructed on the property by the landlord will be approximately 702,000 square feet.  The Company is the guarantor of the obligations of Musician’s Friend under the lease.

The rent commencement date under the lease is January 26, 2007, subject to certain potential adjustments.  The lease will expire on the 10th anniversary of the rent commencement date.  In addition, Musician’s Friend will have options to extend the term for three consecutive periods of five years each, with rent during the extension terms to be at the then current fair market value.

The base rent for the property subject to the lease is as follows:

Years	Price Per Square Foot	Monthly Rent	Annual Rent
1-5	$3.85	$228,150.00	$2,702,700.00
6-10	$4.24	$250,965.00	$2,976,480.00

Musician’s Friend also will be responsible for certain additional rent, including property taxes, insurance, utilities and a management fee.

Musician’s Friend will have a continuing right to expand the building on the property subject to the lease, subject to certain conditions and requirements.  In the event Musician’s Friend submits a valid expansion notice, landlord will have the obligation to construct an expansion of the building up to an additional 286,000 square feet.  The lease term for the expansion space will commence on the date upon which the expansion space is substantially complete, and will be for a minimum of 10 years from that date.  If the remaining lease term of the original building is less than 10 years at the time the expansion space is delivered, then the lease term of the building will be extended to be coterminous with the expansion space lease term.  In that event, the options to renew the lease will be re-set to commence upon termination of the new lease term.

Under the terms of the lease, upon the first sale of the property only, Musician’s Friend will participate in the net proceeds of sale, as follows:  (a) landlord receives the first $1,000,000 of net proceeds; (b) of the next $2,000,000.00, Musician’s Friend receives 60% of the net proceeds and landlord receives 40% of the net proceeds; and (c) of the balance of net proceeds, if any, Musician’s Friend receives 70% of the net proceeds and landlord receives 30% of the net proceeds.

The summary provided above is qualified by the full text of the agreement which has been filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.                  Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

10.1	Lease Agreement between Musician’s Friend, Inc., and Panattoni Development Company, LLC, dated effective as of March 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: April 6, 2006
	By:	/s/ Erick Mason
Erick Mason, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement between Musician’s Friend, Inc., and Panattoni Development Company, LLC, dated effective as of March 30, 2006.